SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 04/30/2005
FILE NUMBER 811-1424
SERIES NO.: 11


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                   40,350
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                   20,923
              Class C                    4,848
              Class R                      395
              Investor Class                53
              Institutional Class          271


74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $ 17.02
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $ 15.87
              Class C                  $ 15.85
              Class R                  $ 16.93
              Investor Class           $ 17.03
              Institutional Class      $ 17.35